Exhibit 3.1

GP STRATEGIES CORPORATION

SECOND AMENDED AND RESTATED BY-LAWS

(Including all amendments through ~~November 17~~July 15, 202~~0~~1)

ARTICLE I

OFFICES

Section 1. The location of the principal office of the Corporation in the State of Delaware shall be the City of Wilmington, County of New Castle.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other places within or without the State of Delaware as may from time to time be fixed by the Board of Directors and may be specified in the respective notices of meeting or duly executed waivers of notice. At the sole discretion of the Board of Directors, stockholders may be permitted to participate in a meeting of stockholders remotely by means of telephone, internet broadcast or other communication device, provided that all persons participating in such meeting can hear each other at the same time. Participation by these means shall constitute presence in person at a meeting. Subject to applicable law, the Board of Directors may elect to postpone any previously scheduled meeting of stockholders.

Section 2. The Annual Meeting of the Stockholders of the Corporation shall be held on such date and at such time as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

Section 3. Notice of the annual meeting shall be given to each stockholder entitled to vote thereat, at least ten days and not more than sixty days before the date fixed for the meeting.

Section 4. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a physical location, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 5. The Board of Directors shall, in advance of any meeting of stockholders, appoint two (2) Inspectors of Election, who may be employees of the Corporation. If no Inspector is able to act at the meeting and make a written report thereof, the Chairman shall appoint one or more Inspectors to act at the meeting. The Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and shall accept and count all votes and ballots, and after the balloting shall make a certificate of the results of the vote taken; but no Director or candidate for the office of Director shall be appointed as such Inspector.

Section 6. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. The Board of Directors may fix separate record dates for determining the stockholders entitled to notice of the meeting and the stockholders entitled to vote at the meeting as permitted by the Delaware General Corporation Law. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given and the record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 7. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be held at the principal office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors or the Chairman of the Board or upon call of the Secretary at the request in writing of stockholders owning capital stock of the Corporation issued and outstanding and representing 50% of the combined voting power of all issued and outstanding classes of capital stock. Such request shall state the purpose of the proposed meeting. No business may be conducted at any special meeting except as may be stated in the notice of such special meeting given in accordance with these By-Laws.

Section 8. Notice of a special meeting of stockholders, stating the time and place thereof, shall be given to each stockholder entitled to vote thereat at least ten days and not more than sixty days before the date fixed for such meeting.

Section 9. The holders of record of stock, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, representing a majority of the number of votes entitled to be cast shall constitute a quorum at all meetings of stockholders except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. When a quorum is present at any duly called meeting, the vote of a majority of the votes cast shall be sufficient to approve any matter which properly comes before the meeting, other than the election of Directors, unless the matter is one upon which by express provision of the Certificate of Incorporation, these By-Laws, applicable law or, in the determination of the Board of Directors, the rules or regulations of any stock exchange applicable to the Corporation or any other regulations applicable to the Corporation or its securities, a different vote is required. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a majority of the votes cast at such election shall be elected; provided, however, that at any meeting of the stockholders for which the Secretary of the Corporation determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or represented by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Article II, Section 10, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include “for” and “against” a nominee, but shall exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. If a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors with respect to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 11. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy by any means permitted under the Delaware General Corporation Law, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

Section 12. Whenever a vote of stockholders is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by stockholders holding the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or to the Secretary. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 13. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized Committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 of this Article II and on the record date for the determination of stockholders entitled to vote at such meeting , (ii) who is entitled to vote at the meeting and (iii) who complies with the written notice procedures set forth in this Section 13.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the proxy statement relating to the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not less than 90 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one 100 days prior to the date of such annual meeting, must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and such beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, if any, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the proposal of business.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13 of this Article II. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted or discussed.

ARTICLE III

DIRECTORS

Section 1. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation of by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2. (a) The number of Directors which shall constitute the whole Board shall be such number, not less than three and not more than fifteen, as the Directors may from time to time determine by resolution. The Directors shall be elected at the annual meeting of stockholders except as provided in Section 3 of this Article and each Director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be stockholders. The Directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board. The Chairman of the Board shall preside at meetings of the Board and of the Corporation’s stockholders. The Chairman shall have all the customary duties and responsibilities of such office and such other duties and responsibilities as are granted to him by the Board of Directors.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized Committee thereof) or (ii) by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 of this Article III and on the record date for the determination of stockholders entitled to vote at such meeting, (2) who is entitled to vote at the meeting, and (3) who complies with the notice procedures set forth in this Section 2 of this Article III.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days prior to the anniversary date of the proxy statement relating to the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so delivered not less than 90 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one 100 days prior to the date of such annual meeting, must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing Directors, not less than 90 days prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one 100 days prior to the date of such special meeting, not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.

To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a Director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (1) the name and record address of such stockholder, and of such beneficial owner, if any, on whose behalf the nomination is made, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, if any, (3) a description of all arrangements or understandings between such stockholder and such beneficial owner, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

No person shall be eligible for election as a Director of the Corporation at any meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 2 of this Article III. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled only by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced pursuant to law; provided, however, that, if one or more Directors shall resign from the Board, effective at a future date, the remaining Directors who have not resigned may fill such vacancy or vacancies or they may request the resigning Directors to participate in filling such vacancy or vacancies and in either case, the vote therein shall become effective at the future date aforesaid.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The Directors of the Corporation may hold their meetings both regular and special, either within or without the State of Delaware. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee thereof, as the case may be, remotely by means of conference telephone, internet broadcast or other communication device, provided that all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. Any meeting may held with all members present by such communication means.

Section 5. The first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which such annual meeting is held, and no notice of such meeting shall be necessary.

Section 6. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 7. Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer, President or Secretary on at least two days notice to each Director, either personally, by mail, by telegram or by electronic transmission. Meetings may be held at any time without notice if all the Directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

Section 8. At all meetings of the Board, a majority of the number of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

COMMITTEES OF DIRECTORS

Section 9. The Board of Directors may designate one or more committees, each committee to consist of one or more Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, if an alternate or replacement member has not been designated by the Board of Directors, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or to dissolve it. The Board of Directors may permit observers or other persons who are not Directors to attend and/or participate in meetings of any committee in a non-voting status, subject to such conditions as the Board of Directors may prescribe.

Section 10. Any such committee, to the extent provided in a resolution of the Board of Directors or a charter established by the Board of Directors for such committee and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 11. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

COMPENSATION OF DIRECTORS

Section 12. Directors may, by resolution of the Board, receive a fixed annual sum or other compensation for acting as Directors, payable quarterly or at such other intervals as the Board shall fix, and/or a fixed sum or other compensation and expenses of attendance, if any, for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

INFORMAL ACTION BY DIRECTORS

Section 13. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or Committee.

REMOVAL OF DIRECTORS

Section 14. At any special meeting of the stockholders, duly called as provided in these By-Laws, any Director or Directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of Directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining Directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 15. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (including serving as a witness), whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or of a partnership, joint venture, trust or other enterprise, or as a plan fiduciary with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, or plan fiduciary or in any other capacity while serving as a Director, officer or plan fiduciary, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Paragraph (c) of this Section 15 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b) The right to indemnification conferred in Paragraph (a) of this Section 15 shall include the right of an indemnitee to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal(hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Paragraph (b) or otherwise.

(c)    To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending or completed proceeding referred to in Section 145(a) or (b) of the Delaware General Corporation Law, or in defense of any such claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification required or permitted under this Section 15 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee, or agent is proper in the circumstances because such person has met all applicable standards of conduct set forth in this Section 15 and Section 145 of the Delaware General Corporation Law. Such determination shall be made, with respect to a person who is a Director or officer of the Corporation at the time of such determination, (i) by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum; (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion. Such determination shall be made, with respect to any person who is not a Director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

~~(b)~~(e)    The rights to indemnification and to the advancement of expenses conferred in Paragraphs (a) and (b) of this Section 15 shall be contract rights and shall vest when such person becomes a Director or officer of the Corporation or a director of another corporation, a partnership, joint venture, trust or other enterprise serving at the request of the corporation, or as a plan fiduciary with respect to an employee benefit plan.    ~~and s~~Such rights shall continue as vested contract rights as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Section 15 (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant this Section 15 with respect to any act or omission of such person occurring before the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

(f)    If a claim under Paragraph (a) or (b) of this Section 15 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that~~,~~ the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 15 or otherwise shall be on the Corporation.

~~(c)~~(g)    The rights to indemnification and to the advancement of expenses conferred in this Section 15 shall not be deemed exclusive of any other rights which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 15 or otherwise.

~~(d)~~(h)    The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director , officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Section 15 or the Delaware General Corporation Law.

~~(e)~~(i)    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, or any person serving at the request of the Corporation as an officer, employee or agent of another entity, to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

~~(f)~~(j)    If any provision or provisions of this Section 15 shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Section 15 (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 15 (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IV

NOTICES

Section 1. Whenever notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Except as otherwise required by law, notice may also be given personally, or by courier, telephone, electronic mail, facsimile transmission, cable, internet or other electronic transmission. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. notice shall be deemed to be given when such person or his or her agent is personally given such notice in a telephone call to which such person or his or her agent is a party. Electronic mail notice shall be deemed to be given when directed to an electronic mail address at which such person has consented to receive notice. Facsimile transmission notice shall be deemed to be given when directed to a number at which such person has consented to receive notice.

Section 2. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting (including, in the case of a stockholder, by proxy) shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, a Chief Financial Officer and a Secretary. The Board of Directors may also choose a Treasurer, one or more Vice Presidents, including Executive and Senior Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any two offices may be held by the same person. More than two offices other than the offices of President and Secretary may be held by the same person. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Chief Executive Officer (or in the absence of a Chief Executive Officer, the President) may also appoint Vice Presidents, Assistant Secretaries or Assistant Treasurers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the appointing officer. The Chief Executive Officer (or in the absence of a Chief Executive Officer, the President) may also give persons titles such as Regional Vice President, Division Vice President or similar titles including “vice president”, who may or may not be officers of the Corporation at the discretion of the appointing officer.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and such other officers as the Board of Directors deems appropriate, none of whom need be a member of the Board.

Section 3. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. Any Vice President, Assistant Secretary, or Assistant Secretary appointed by the Chief Executive Officer or President may be removed either with or without cause at any time by the appointing officer, subject to the terms of any employment agreement with such person. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation.

CHIEF EXECUTIVE OFFICER

Section 4. The Chief Executive Officer shall have general responsibility for the management of the Corporation as provided in these By-Laws, reporting directly to the Board of Directors. The Chief Executive Officer shall have all the customary duties and responsibilities of such office and such other duties and responsibilities as are granted to him by the Board of Directors, and all of the Corporation’s executive officers shall report directly to him or indirectly to him through another such executive officer who reports to him.

PRESIDENT

Section 5. The President may be Chief Executive Officer if so designated by the Board. If the President and Chief Executive Officer are not the same person, the President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act, the President, to the extent expressly authorized at such time by the Board of Directors, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chief Executive Officer and no President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

VICE PRESIDENTS

Section 6. Any Vice Presidents shall perform such duties as the Chief Executive Officer, the President or the Board of Directors may, from time to time, designate.

SECRETARY AND ASSISTANT SECRETARIES

Section 7. The Secretary shall record all the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose, and shall perform like duties for the standing Committees when requested. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and when authorized by the Board or otherwise deemed by the Secretary to be necessary or appropriate, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 8. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chief Executive Officer, President or the Board of Directors shall prescribe.

TREASURER AND ASSISTANT TREASURER

Section 9. The Treasurer, if any, or if there be no Treasurer, the Chief Financial Officer or such other officer as shall be designated by the Chief Executive Officer, President or the Board of Directors, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 10. The Treasurer, or such person performing such responsibilities, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 11. He shall perform all duties incident to the office, and any duties that may be assigned to him by the Board of Directors, Chief Executive Officer or the President.

Section 12. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 13. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Chief Executive Officer, President or the Board of Directors may from time to time prescribe.

ARTICLE VI

UNCERTIFICATED AND CERTIFICATED SHARES OF STOCK

Section 1. The Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates of stock, which shall be numbered, and uncertificated shares shall be entered in the books of the Corporation as they are issued. If the interest of each stockholder of the Corporation is evidenced by certificates for shares of stock, any such certificate shall be in such form as the Board of Directors may from time to time prescribe in accordance with the law and shall exhibit the holder’s name and number of shares and shall be signed by the Chief Executive Officer, the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 3. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 4. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his attorney: (1) in the case of shares represented by a certificate, upon surrender for cancellation of certificates for the same number of similar shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and (2) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof.

Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware

LOST CERTIFICATES

Section 6. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 1 of this Article VI, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

ARTICLE VII

CORPORATE BOOKS

Section 1. All the books of the Corporation may be kept outside of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds in the Corporation available for dividends such sum or sums as the Directors, from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

EXECUTION OF INSTRUMENTS

Section 3. All checks, notes, drafts, bills of exchange, orders for the payment of money, bonds, debentures, obligations, bills of lading, commercial documents and other negotiable and/or nonnegotiable instruments, contracts and formal documents (other than certificates of stock) shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. The seal of the Corporation may be affixed to such instruments and papers requiring the same as shall have been duly signed and may be attested by the Secretary or one of the Assistant Secretaries or by the Treasurer or one of the Assistant Treasurers or by any other officer.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors; otherwise it shall be a calendar year.

CORPORATE SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

VOTING UPON STOCKS

Section 6. Unless otherwise ordered by the Board of Directors or Executive Committee, the Chief Executive Officer, the President, any Executive Vice President or any of the Vice Presidents authorized thereto in writing by the Chief Executive Officer or President shall have full power and authority in behalf of the Corporation to attend and to act and to vote, or to give, on behalf of the Corporation a proxy to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at such meeting he or such proxy shall possess and may exercise, for the purpose of such meeting, any and all the rights and powers incident to the ownership of said stock, and which as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or person.

FORUM

Section 7. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Court of Chancery”) of the State of Delaware (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall be the sole and exclusive forum for (i) any derivative action, suit, or proceeding brought on behalf of the Corporation, (ii) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders or any action asserting a claim for aiding and abetting any such breach of fiduciary duty, (iii) any action, suit, or proceeding arising pursuant to any provision of the Delaware General Corporation Law, or the Corporation’s certificate of incorporation, or bylaws (as each may be amended from time to time), (iv) any claim as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery, or (v) any action, suit, or proceeding asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware. If any action, suit or proceeding the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware, (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholders in any action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Notwithstanding the foregoing, the provisions of this Article VIII, Section 7 shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision of this Article VIII, Section 7 shall be held to be invalid, illegal or unenforceable as applied to an person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions, in any other circumstance and of the remaining provisions of this Article VIII, Section 7 (including, without limitation, each portion of any sentence of this Article VIII, Section 7 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX

AMENDMENTS

Section 1. These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.